                                                                    EXHIBIT 10.8
                               PURCHASE AGREEMENT


THIS PURCHASE AGREEMENT (the "AGREEMENT") is made to be effective as of the Effective Date (as hereinafter defined) by and between NORTHPOINT OFFICE PARTNERS, L.P., a Texas limited partnership, ("SELLER"), and BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP, a Texas limited partnership ("PURCHASER").

                              W I T N E S S E T H:

ARTICLE I

                                PURCHASE AND SALE

        1.1 AGREEMENT OF PURCHASE AND SALE. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey and Purchaser agrees to purchase the following:

                (a) that certain tract or parcel of land situated in Dallas County, Texas, more particularly described by metes and bounds on EXHIBIT A attached hereto and made a part hereof, together with all and singular the rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (the property described in clause (a) of this Section 1.1 being herein referred to collectively as the "LAND");

                (b) the buildings and other improvements on the Land, including specifically, without limitation, that certain office building and related facilities located thereon (the property described in clause (b) of this Section 1.1 being herein referred to collectively as the "IMPROVEMENTS");

                (c) the personal property owned by Seller upon the Land or within the Improvements, including specifically, without limitation, heating, ventilation and air conditioning systems and equipment, appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property used in connection with the operation of the Land and the Improvements (the property described in clause (c) of this Section 1.1 being herein referred to collectively as the "PERSONAL PROPERTY");

                (d) all of Seller's right, title and interest in all oral or written agreements pursuant to which any portion of the Land or Improvements is used or occupied by anyone other than Seller (the property described in clause
(d) of this Section 1.1 being herein referred to collectively as the "LEASES"); and

                (e) all of Seller's right, title and interest in and to (i) all assignable contracts and agreements relating to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property which will extend beyond the date of Closing (as such term is defined in Section 4.1 hereof) (collectively, the "OPERATING AGREEMENTS"); (ii) all warranties and guaranties (express or implied) issued to Seller in connection with the Improvements or the Personal Property; (iii) all licenses, permits, certificates of occupancy and other consents or approvals from governmental authorities or private parties which relate to the Land, Improvements, or Personal Property;
(iv) all other intangible property associated with the use or operation of the Land, Improvements or Personal Property, including specifically, without limitation, the use of the name "Northpoint I Office Building" and any and all other trade names and logos used by Seller in the operation of the Land, Improvements or Personal Property; and (v) all plans, specifications, drawings, reports, studies, books, records and other documents pertaining to the Real Estate, Improvements or Personal Property (the property described in this Section 1.1(e) being sometimes herein referred to collectively as the "INTANGIBLES").

        1.2 PROPERTY DEFINED. The Land, the Improvements, the Personal Property, the Leases and the Intangibles are hereinafter sometimes referred to collectively as the "PROPERTY."

        1.3 PERMITTED EXCEPTIONS. The Property shall be conveyed subject to the matters which are deemed to be Permitted Exceptions pursuant to Section 2.3 hereof (herein referred to collectively as the "PERMITTED EXCEPTIONS").

        1.4 PURCHASE PRICE. Seller is to sell and Purchaser is to purchase the Property for a total of Six Million One Hundred Thousand and No/100 DOLLARS ($6,100,000.00) (the "PURCHASE PRICE").

        1.5 PAYMENT OF PURCHASE PRICE. At Closing, Purchaser shall pay the full Purchase Price in cash or immediately available funds (plus or minus prorations as provided in Section 4.4 hereof).

        1.6 INDEPENDENT CONTRACT CONSIDERATION. Upon the Effective Date hereof, Purchaser shall deliver to Seller a check in the amount of Fifty and No/100 Dollars ($50.00) ("INDEPENDENT CONTRACT CONSIDERATION"), which amount the parties hereby acknowledge and agree has been bargained for and agreed to as consideration for Seller's execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided in this Agreement, and is nonrefundable in all events.

        1.7 EARNEST MONEY. Within two (2) business days after the Effective Date hereof, Purchaser shall deposit with Partners Title Company (the "TITLE COMPANY"), having an address of 712 Main Street, Suite 2000E, Houston, Texas 77002 (Attention: Karen Highfield), the sum of Fifty Thousand Dollars ($50,000) (the "EARNEST MONEY") to be held by the Title Company in an interest bearing account. All interest accruing on such sum shall become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of this Agreement.

                                   ARTICLE II

                                TITLE AND SURVEY

        2.1 COMMITMENT FOR TITLE INSURANCE. Within five (5) days after the Effective Date, Seller shall deliver to Purchaser and the surveyor described in
Section 2.2 below (a) a current title commitment (the "TITLE COMMITMENT") covering the Property, showing all matters affecting title to the Property and binding the Title Company to issue at Closing an Owner's Policy of Title Insurance on the standard form of policy prescribed by the Texas State Board of Insurance in the full amount of the Purchase Price pursuant to Section 2.5 hereof, and (b) legible copies of all instruments (the "EXCEPTION INSTRUMENTS") referenced in Schedule B and Schedule C of the Title Commitment.

        2.2 SURVEY. Within ten (10) days after the Effective Date, Seller shall, at Seller's expense, furnish to Purchaser a current Survey (the "SURVEY") of the Property prepared by a reputable surveyor or surveying firm licensed by the State of Texas. The Survey shall (a) locate all easements (whether of record or apparent from an inspection of the Property) and rights of way on or adjacent to the Property (identified by recording data, if applicable), (b) show the Improvements situated on the Real Estate and the dimensions of all buildings thereon, (c) show the location and size of all streets (existing or proposed) on or adjacent to the Property, (d) show any encroachments or protrusions, railroads, rivers, creeks, or other water courses, fences, utilities (including size and location), and other matters located on or affecting the Property (and any recording information relating thereto), (e) set forth the number of square feet comprising the Property, together with a legal description of the boundaries of the Property by metes and bounds; (f) certify that the Property does not lie within the 100-year flood plain as established by the U.S. Army Corps of Engineers, (g) contain a certification by the surveyor in the form of EXHIBIT B attached hereto, and (h) in general, comply with the Texas Surveyor's Association standards for a Category IA, Condition II Survey. Unless otherwise agreed by Seller and Purchaser, the metes and bounds description contained in the Survey shall be the legal description employed in the documents of conveyance of the Property.

        2.3 TITLE REVIEW PERIOD. After receipt of the last of the Title Commitment, legible copies of the Exception Instruments, and the Survey, Purchaser shall have a period of ten (10) days to review the state of Seller's title to the Property (the "TITLE REVIEW PERIOD"). If the Survey, the Title Commitment or the Exception Instruments reflect or disclose any defect, exception or other matter affecting the Property ("TITLE DEFECTS") that is unacceptable to Purchaser for any reason whatsoever, then prior to the expiration of the Title Review Period, Purchaser may provide Seller with written notice of its objections, and Seller shall have ten (10) days (the "CURE PERIOD") from the date of the notice to remove or cure any Title Defects to the satisfaction of Purchaser. Seller shall use its reasonable, good faith efforts to remove or cure the Title Defects to Purchaser's satisfaction, but shall not be required to incur any costs in doing so (other than as provided in Section
2.4 below) or to institute litigation. If Seller does not cure any or all of the Title Defects within the Cure Period, Seller shall notify Purchaser in writing, prior to the expiration of the Cure Period, of its failure to cure such Title Defects, and Purchaser may, prior to the later of (a) five (5) days after receipt of Seller's notice of its failure to cure, or (b) the expiration of the Inspection Period (hereinafter defined) either (i) terminate this Agreement by written notice delivered to Seller, or (ii) elect to waive any uncured Title Defect. If Purchaser fails to terminate the Agreement by written notice delivered to Seller prior to the expiration of the time period referenced in the immediately preceding sentence, then any Title Defects that Seller has not cured shall be deemed waived by Purchaser. If Purchaser shall fail to notify Seller in writing of any objections to the state of Seller's title to the Property as shown by the Title Commitment, the Exception Documents or the Survey, or if Purchaser elects to waive all or any of the Title Defects, or is deemed to have waived all or any of the Title Defects, then any exceptions to Seller's title to which Purchaser has not objected or which have been objected to and waived by Purchaser and which are disclosed by the Title Commitment shall be considered to be Permitted Exceptions. If Purchaser terminates this Agreement pursuant to this section, then neither Seller nor Purchaser shall have any further rights or obligations under this Agreement and the Earnest Money shall be returned to Purchaser.

        2.4 OBLIGATION TO CURE LIENS. Notwithstanding anything to the contrary contained in this Article II, if at Closing there are any mechanic's or materialmen's liens or mortgages, deeds of trust or other instruments creating a lien for borrowed money against all or any part of the Property (collectively, "LIENS"), Seller shall discharge the same of record or, if Seller disputes the validity of any such lien, Seller shall post a cash bond pending final determination thereof (such that such lien does not appear as an exception in the Title Policy, as hereinafter defined) and apply such portions of the Purchase Price or Seller's funds as may be necessary to accomplish the same.

        2.5 OWNER'S POLICY OF TITLE INSURANCE. At Closing, Seller shall cause the Title Company to issue to Purchaser, at Seller's expense, an Owner's Policy of Title Insurance (the "TITLE POLICY") covering the Property, in the full amount of the Purchase Price, in the form prescribed by the Texas State Board of Insurance, insuring that Purchaser is the owner of good and indefeasible fee simple title to the Property, subject only to the Permitted Encumbrances, and with the standard printed exceptions modified as follows: (a) the exception for area and boundaries shall be limited to "shortages in area";
(b) the exception for ad valorem taxes shall reflect only taxes for the current year and subsequent years, and subsequent assessments for prior years due to changes in land usage or ownership, and shall be endorsed "not yet due and payable"; (c) there shall be no exception for "visible and apparent easements," for "public or private roads" or the like; (d) there shall be no exception for "rights of parties in possession," although there may be an exception for Leases specifically described in the Title Policy; and (e) any reference to submitting claims under the Title Policy to arbitration shall be deleted. Purchaser shall pay the survey deletion premium (if it so elects), the incremental cost of a Lender's Title Policy (if necessary) and any costs associated with Purchaser's loan (if any).

                                  ARTICLE III

                                INSPECTION PERIOD

        3.1 RIGHT OF INSPECTION. During the period (hereinafter referred to as the "INSPECTION PERIOD") beginning upon the Effective Date and ending at 5 p.m., Dallas, Texas time, on June 24, 2004, Purchaser shall have the right to make a physical inspection of the Property, to conduct tests thereon (including specifically, without limitation, environmental tests and soil borings), to review the Due Diligence Materials (as hereinafter defined) and all other books, records and documents maintained by Seller relating to the Property, and to make inquiries to governmental authorities and other appropriate parties, so as to determine, at the sole discretion of Purchaser, whether the Property is suitable for Purchaser's purposes. Purchaser agrees to indemnify and hold Seller harmless of and from any claim for physical damages or physical injuries arising from Purchaser's inspection of the Property, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify shall survive Closing or any termination of this Agreement. All inspections shall occur at reasonable times and shall be conducted so as not to unreasonably interfere with use of the Property by Seller or its tenants.

        PURCHASER ACKNOWLEDGES THAT SELLER HAS NOT MADE AND DOES NOT MAKE AND IS UNWILLING TO MAKE ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO THE PRESENT, PAST OR FUTURE PHYSICAL CONDITION, INCOME, EXPENSES, OPERATION, LEGALITY OF OCCUPANCY OR ANY OTHER MATTER AFFECTING OR RELATED TO THE PROJECT EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT. No representation, warranty or covenant made by Seller in this Agreement or any document delivered pursuant hereto shall survive the Closing except as expressly provided in this Agreement. PURCHASER AGREES TO PURCHASE THE PROJECT IN ITS "AS IS" CONDITION (BUT SUBJECT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES HEREIN).

        3.2 RIGHT OF TERMINATION. Seller agrees that in the event Purchaser determines, in Purchaser's sole discretion, that the Property is not suitable for its purposes, or that it is in the interest of Purchaser to terminate this Agreement for any other reason, then Purchaser shall have the right to terminate this Agreement by sending written notice thereof (hereinafter referred to as the "NOTICE OF TERMINATION") to Seller prior to the expiration of the Inspection Period. Upon delivery by Purchaser of such Notice of Termination within the Inspection Period, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser. If Purchaser fails to send Seller a Notice of Termination prior to the expiration of the Inspection Period, Purchaser shall no longer have any right to terminate this Agreement under this Article III.

                                   ARTICLE IV

                                     CLOSING

        4.1 TIME AND PLACE. Closing of the transaction contemplated hereby ("CLOSING") shall be held at the offices of the Title Company on June 25, 2004 (the "CLOSING DATE"), unless otherwise mutually agreed by Seller and Purchaser. At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3, the performance of which obligations shall be concurrent conditions.

        4.2     SELLER'S OBLIGATIONS AT CLOSING. At Closing, Seller shall:

                (a) deliver to Purchaser a Special Warranty Deed (the "DEED") in the form of EXHIBIT C attached hereto and made a part hereof, executed and acknowledged by Seller and in recordable form, conveying the Land and Improvements to Purchaser, subject only to the Permitted Exceptions;

                (b) deliver to Purchaser a Bill of Sale and Assignment (the "BILL OF SALE") in the form of EXHIBIT D attached hereto and made a part hereof, executed and acknowledged by Seller and in recordable form;

                (c) join with Purchaser in the execution and acknowledgment of an Assignment and Assumption of Contracts (the "ASSIGNMENT OF CONTRACTS") in the form of EXHIBIT E attached hereto and made a part hereof;

                (d) join with Purchaser in the execution of a letter to each tenant of the Property in the form of EXHIBIT F attached hereto and made a part hereof;

                (e) deliver to Purchaser a FIRPTA Affidavit in the form of EXHIBIT G attached hereto and made a part hereof, duly executed by Seller;

                (f) deliver to Purchaser a current rent roll for the Property certified by Seller to be true and correct as of the Closing Date;

                (g) deliver to Purchaser a "bills paid affidavit" verifying that there are no unpaid bills, expenses or claims with respect to the Property and indemnifying Purchaser from any loss, liability or expense resulting from or incident to any such matters;

                (h) deliver to Purchaser such evidence as Purchaser's counsel and/or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

                (i) deliver to Purchaser original or certified copies of the Leases, original Operating Agreements and all other documents described in
Section 1.1 hereof;

                (j) deliver to Purchaser possession and occupancy of the Property, subject to the Permitted Exceptions;

                (k) deliver to Purchaser all available keys or access cards used with respect to the Property in Seller's possession; and

                (l) deliver to Purchaser an Owner's Policy of Title Insurance pursuant to Section 2.5 hereof.

        4.3     PURCHASER'S OBLIGATIONS AT CLOSING. At Closing, Purchaser shall:

                (a) pay to Seller the amount of the Purchase Price in cash or immediately available wire transferred funds, it being agreed that at Closing the Earnest Money shall be delivered to Seller and applied towards payment of the Purchase Price;

                (b) join Seller in execution of the instruments described in Sections 4.2(c) and 4.2(d) above;

                (c) deliver to Seller such evidence as Seller's counsel and/or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser.

        4.4 CREDITS AND PRORATIONS. The following provisions shall govern the apportionment of income and expenses with respect to the Property between Seller and Purchaser:

                (a) Real estate taxes and assessments and personal property taxes shall be prorated between Seller and Purchaser at Closing. If the Closing shall occur before the amount of taxes is fixed, the apportionment of taxes shall be made based upon the tax rate for the preceding year, applied to the latest assessed valuation of the Property. Upon receipt of the actual tax bill for the Property, the proration of taxes made at Closing shall be subject to adjustment pursuant to Section 4.4(i) below.

                (b) Expenses under the Operating Agreements shall be prorated between Seller and Purchaser at Closing.

                (c) Seller shall arrange for final meter readings on all utilities at the Property to be taken on the day preceding Closing or as close to that date as possible. Seller shall be responsible for the payment of utilities used through the day preceding the Closing Date and Purchaser shall be responsible for the payment of utilities used on or after the Closing Date. With respect to any utility for which there is no meter or for which a meter reading cannot be or is not obtained on the day preceding the Closing Date, the expenses for such utility shall be prorated between Seller and Purchaser at Closing based upon the most current bill for such utility. Any deposits for utilities shall inure to the benefit of and be deemed assigned to Purchaser. Seller and Purchaser shall cooperate to cause the transfer of utility company accounts from Seller to Purchaser.

                (d) Basic rents ("BASIC RENT") and additional rent relating to escalation and pass-throughs of operating and other similar expenses ("ADDITIONAL RENT") shall be prorated between Seller and Purchaser based upon Basic Rent and Additional Rent actually collected. All prepaid Basic Rent, Additional Rent and other income from the Property shall be credited to Purchaser at Closing, to the extent same is attributable to a period of time after Closing. With respect to Additional Rent which is paid based upon an estimate, with an end-of-year accounting and adjustment, after Closing Seller and Purchaser shall make any adjustments to the proration of such items made at Closing at such time as the final tax and operating expenses numbers become available and such end-of-year accountings are completed. Any Additional Rent which may be due Seller as a result of such re-prorations shall be paid by Purchaser to Seller if and when such Additional Rent is collected by Purchaser.

                (e) Basic Rent and Additional Rent which is delinquent and remains uncollected at Closing shall not be prorated between Seller and Purchaser at Closing. At Closing, Seller shall furnish to Purchaser a schedule of delinquent Basic Rent and Additional Rent due under the Leases. Purchaser shall pay Seller's prorata share of any delinquent Basic Rent and Additional Rent if and when collected by Purchaser; provided, however, that Purchaser shall use reasonable efforts (without having any obligation to terminate any lease or institute litigation) to collect or pursue the collection of same. It is understood and agreed that any Basic Rent or Additional Rent collected by Purchaser after Closing shall be applied first to currently due Basic Rent and Additional Rent. Purchaser shall hold all landlord's liens in the entireties thereof to enforce the payment of rentals to which Purchaser is entitled, and Seller shall be deemed to have transferred to Purchaser all of such landlord's liens.

                (f) All security deposits and other deposits payable to tenants under the Leases shall be credited to Purchaser at Closing.

                (g) Purchaser shall receive a credit at Closing of $80,000.00 for the amount required to replace the roof on the Improvements.

                (h) Purchaser shall receive a credit at Closing for the amount of (i) $56,229.12 representing the free rent under the Medical Edge Healthcare Group, Inc. lease from the Closing Date until October 1, 2004 (such amount to be reduced by $585.72 per day should the Closing Date be extended) ; and (ii) the unused tenant improvement allowance due to the tenant Medical Edge Healthcare Group, Inc. of $120,491.00 less any amounts delivered to said tenant or paid on tenants behalf by Seller prior to the Closing Date.

                (i) The prorations described in this Section 4.4 shall be made as of 12:01 a.m. on the Closing Date, as if Purchaser were vested with title to the Property during the entire day upon which Closing occurs. All prorations described in this Section 4.4 shall be effected by increasing or decreasing, as the case may be, the amount of cash to be paid by Purchaser to Seller at Closing. Seller and Purchaser agree to adjust between themselves after Closing any errors or omissions in the prorations made at Closing; provided, however, that such prorations shall be deemed final and not subject to further post Closing adjustments if no such adjustments have been requested within one
(1) year after the Closing Date.

        4.5 CLOSING COSTS. Seller shall pay (a) the fees of any counsel representing it in connection with this transaction; (b) the cost of the Title Policy; (c) the cost of the Survey; (d) the fees for recording the deed conveying the Property to Purchaser; and (e) one-half (1/2) of any escrow fee which may be charged by the Title Company. Purchaser shall pay (y) the fees of any counsel representing Purchaser in connection with this transaction; and (z) one-half (1/2) of any escrow fees charged by the Title Company. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same.

                                   ARTICLE V

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

        5.1 REPRESENTATIONS AND WARRANTIES OF SELLER. All representations and Warranties made by Seller are based upon the actual knowledge, without investigation or inquiry, of Ryan Phillips, the President of LBJ Northpoint Investment Corp., the General Partner of the Seller. Except as otherwise disclosed by Seller in EXHIBIT H attached hereto, Seller hereby represents and warrants to Purchaser as follows:

                (a) Seller has the full right, power and authority to enter into this Agreement and to perform all of its obligations under this Agreement, and the execution and delivery of this Agreement and the performance by Seller of its obligations under this Agreement require no further action or approval of Seller's partners or of any other person in order to constitute this Agreement as a binding and enforceable obligation of Seller.

                (b) Seller has not received notice of any violation of any governmental order, regulation, statute, code or ordinance dealing with the use, construction, operation, safety and/or maintenance thereof.

                (c) Seller has not received notice of any pending condemnation, expropriation, eminent domain, litigation, administrative action or other legal proceeding affecting all or any portion of the Property, and Seller no knowledge that any such proceeding is contemplated.

                (d) The Leases are in full force and effect and no default on the part of Seller or any tenant thereunder exists or has been alleged to exist. All repairs, alterations, and other work required to be performed by Seller under the Leases has been fully performed and paid for in full by Seller, except as disclosed on EXHIBIT H. There are no Leases granting any person a right to occupy the Property except as may be contained in the rent roll delivered to Purchaser as part of the Due Diligence Materials, and, except as may be reflected on such rent roll, no tenant has paid rent for more than one month in advance of the current month.

                (e) No tenant under the Leases has asserted any claim or offset which would in any way affect the collection of rent from such tenant, nor has any tenant given any notice to Seller of its intention to terminate its tenancy.

                (f) All obligations of Seller arising from the ownership and operation of the Property and business operated thereon, including but not limited to salaries, taxes, charges, operating expenses and the like, have been paid as they became due or will be paid at or prior to Closing. Except for obligations for which provisions are herein made for proration or other adjustment at Closing, there will be no obligations of Seller with respect to the Property outstanding as of the Closing Date.

                (g) No person, firm or entity, other than Purchaser has any right to acquire the Property or any part thereof.

                (h) This Agreement and the conveyance of the Property will not cause to be imposed on Purchaser any liability to withhold any amount pursuant to Section 1445 of the Internal Revenue Code or the implementing regulations.

        PURCHASER ACKNOWLEDGES THAT PURCHASER HAS INSPECTED AND INVESTIGATED THE PROPERTY (OR PRIOR TO THE CLOSING WILL HAVE INSPECTED AND INVESTIGATED THE PROPERTY) AND HAS ENTERED INTO THIS AGREEMENT BASED UPON SUCH INVESTIGATION AND INSPECTION AND PURCHASER'S RIGHT TO CONDUCT THE INSPECTION AND INVESTIGATION PURSUANT TO THIS ARTICLE 3. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND THE WARRANTIES OF TITLE SET FORTH IN THE DEED, PURCHASER ACKNOWLEDGES THAT IT IS RELYING SOLELY ON ITS OWN INVESTIGATION AND INSPECTION OF THE PROPERTY. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND THE WARRANTIES OF TITLE SET FORTH IN THE DEED, THE SALE OF THE PROPERTY IS MADE ON AS "AS IS", "WHERE IS" BASIS, AND PURCHASER EXPRESSLY ACKNOWLEDGES THAT, IN CONSIDERATION OF THE AGREEMENTS OF THE SELLER AND EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND THE WARRANTIES OF TITLE SET FORTH IN THE DEED, SELLER HAS NOT MADE ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF SUITABILITY, HABITABILITY, CONDITION, ELIGIBILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE PROPERTY OR ANY PORTION THEREOF.

        WAIVER OF CONSUMER RIGHTS: Purchaser represent and warrants to Seller that Purchaser has knowledge and experience in real estate, financial and business matters, such as the transaction contemplated by this Contract, that enable Purchaser to evaluate the merits and risks of the transaction contemplated by this Agreement. Further, Purchaser acknowledges that Purchaser is not in a significantly disparate bargaining position relative to Seller with respect to this Agreement. TO THE EXTENT APPLICABLE AND PERMITTED BY LAW (AND WITHOUT ADMITTING SUCH APPLICABILITY), PURCHASER HEREBY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, CHAPTER 17, SUBCHAPTER E, SECTIONS 17.41 THROUGH 17.63, INCLUSIVE (A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS) AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, PURCHASER VOLUNTARILY CONSENTS TO THIS WAIVER.

        5.2 COVENANTS OF SELLER. Seller hereby covenants with Purchaser as follows:

                (a) Seller will endeavor to deliver to or make available for inspection to Purchaser such documents and other items (the "DUE DILIGENCE MATERIALS") as Purchaser may reasonably request to the extent that such items are within Seller's possession.

                (b) So long as this Agreement remains in effect, Purchaser will be allowed access to the Property and the books and records related to the Property under the terms and conditions set forth in Section 3.1 hereof.

                (c) So long as this Agreement remains in effect, Seller shall not negotiate, execute or commit to enter into (i) any Lease; or (ii) any modification, amendment, restatement or renewal of any Lease, without Purchaser's prior written consent in each instance.

                (d) So long as this Agreement remains in effect, Seller shall not enter into any other contract (or an extension or modification of any other contract) with respect to the Property which will survive the Closing or otherwise affect the use, operation or enjoyment of the Property after the Closing, without first obtaining Purchaser's prior written consent thereof.

                (e) After the date hereof and prior to Closing, no part of the Property, or any interest therein, will be alienated, liened, encumbered or otherwise transferred.

                (f) Pending Closing, Seller shall operate and manage the Property in a normal businesslike manner, maintaining present services and insurance policies, and shall maintain the Property in good repair and working order, shall keep on hand sufficient materials, supplies, equipment, inventory and other personal property for the efficient operation and management of the Property, and shall perform when due, all of Seller's obligations under the Leases and other contracts affecting the Property and otherwise in accordance with applicable laws, ordinances, rules and regulations affecting the Property. Seller shall deliver the Property at Closing in substantially the same condition as it was on the Effective Date, reasonable wear and tear excepted. None of the Personal Property shall be removed from the Property, unless replaced by personal property of equal or greater utility and value.

                (g) Seller has paid or will pay in full, prior to Closing, all bills and invoices for labor, goods, materials and services of any kind with respect to the Property and utility charges relating to the period prior to Closing. Without limiting the foregoing, any and all leasing commissions and Tenant Inducement Costs due and payable on or before the Closing Date with respect to Leases in existence on the Effective Date or Leases obtained prior to Closing will be paid in full by Seller on or before the Closing Date. As used herein, the term "Tenant Inducement Costs" means any payment required under a

Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically without limitation, tenant improvement costs, lease buyouts and moving allowances.

                (h) Seller shall promptly notify Purchaser of any change in any condition with respect to the Property or of any event or circumstance which makes any representation or warranty of Seller to Purchaser under this Agreement untrue or misleading, or any covenant of Seller under this Agreement incapable or less likely of being performed, it being understood that Seller's obligation to provide notice to Purchaser under this Section 5.2 shall in no way relieve Seller of any liability for a breach by Seller of any of its representations, warranties or covenants in this Agreement.

        5.3 REPRESENTATIONS AND WARRANTY OF PURCHASER. Purchaser hereby represents and warrants to Seller:

                (a) Purchaser has the full right, power and authority to enter into this Agreement and to carry out Purchaser's obligations hereunder, and to perform all of its obligations under this Agreement, and the execution and delivery of this Agreement and the performance by Purchaser of its obligations under this Agreement requires no further action or approval of Purchaser's partners or of any other person in order to constitute this Agreement as a binding and enforceable obligation of Purchaser.

        5.4     SURVIVAL OF OBLIGATIONS. Seller and Purchaser agree as follows:

                (a) The representations and warranties made by Seller herein shall be continuing and shall be deemed to be made by Seller as of the Closing Date with the same force and effect as if made at and as of that time. All representations, warranties and covenants made by Seller herein shall survive Closing for a period of one (1) year, unless a longer survival period is expressly provided herein. Seller shall indemnify and hold Purchaser free and harmless from and against all losses, costs, damages and expenses of every kind and nature whatsoever (including reasonable attorneys' fees and costs) sustained by Purchaser as a result of any breach of any representation, warranty or covenant made by Seller in this Agreement.

                (b) The representations and warranties made by Purchaser herein shall be continuing and shall be deemed to be made by Purchaser as of the Closing Date with the same force and effect as if made at and as of that time. All representations and warranties of Purchaser shall survive Closing for a period of two (2) years. Purchaser shall indemnify and hold Seller free and harmless from and against all losses, costs, damages, and expenses of every kind and nature whatsoever (including reasonable attorneys' fees and costs) sustained by Seller as a result of any breach of any representation or warranty made by Purchaser.

        5.5 AUDIT BY PURCHASER. Purchaser has advised Seller that Purchaser must cause to be prepared up to three (3) years of audited financial statements in respect of the Property in compliance with the policies of Purchaser and certain laws and regulations, including, without limitation, Securities and Exchange Commission Regulation S-X, Rule 3-14. Seller agrees to use reasonable efforts to cooperate with Purchaser's auditors in the preparation of such audited financial statements (it being understood and agreed that the foregoing covenant shall survive Closing). Without limiting the generality of the preceding sentence (a) Seller shall, during normal business hours, allow Purchaser's auditors reasonable access to the books and records maintained by Seller in respect of the Property; (b) Seller shall use reasonable efforts to provide to Purchaser such financial information and supporting documentation as are necessary for Purchaser's auditors to prepare audited financial statements; and (c) if Seller has audited financial statements with respect to the Property, Seller shall promptly provide Purchaser's auditors with a copy of such audited financial statements. If after Closing Seller obtains an audited financial statement in respect of the Property for a fiscal period in 2004 that was not completed at the time of Closing, then Seller shall promptly provide Purchaser with a copy of such audited financial statement, and the foregoing covenant shall survive Closing. Seller has advised Purchaser that Seller Purchased the Property in December of 2002 and cannot vouch for the accuracy of any records prior to such purchase. All of Seller's records are un-audited.

                                   ARTICLE VI

                       Conditions Precedent To The Closing

        6.1 CONDITIONS PRECEDENT OF PURCHASER. In addition to all other conditions set forth in this Agreement, Purchaser's obligation to consummate the Closing is subject to the satisfaction of each and every one of the conditions precedent set forth in this section 6.1 (all of which are for the sole benefit of Purchaser):

                (a) prior to or on the Closing Date, Purchaser shall have received an Estoppel Certificate in the form of EXHIBIT I attached hereto and made a part hereof executed by each tenant under the Leases of the Property;

                (b) As of the Closing Date, no tenant of the Property shall be the subject of any bankruptcy or other insolvency proceeding.

                (c) All representations of Seller set forth in Section 5.1 shall be true, correct and complete in all material respects as of the Effective Date and shall be true, correct and complete in all material respects as of the Closing Date.

                (d) Seller shall have performed in all material respects all obligations required to be performed by Seller hereunder prior to or in connection with the Closing.

        6.2 CONDITIONS PRECEDENT OF SELLER. In addition to all other conditions set forth in this Agreement, Seller's obligation to consummate the Closing is subject to the satisfaction of each and every one of the conditions precedent set forth in this Section 6.2 (all of which are for the sole benefit of Seller):

                (a)     All representations of Purchaser set forth in Section
5.3 shall be true, correct and complete in all material respects as of the Effective Date and shall be true, correct and complete in all material respects as of the Closing Date; and

                (b) Purchaser shall have performed in all material respects all obligations required to be performed by Purchaser hereunder prior to or in connection with the Closing.

        6.3 FAILURE OF CONDITION PRECEDENT. Upon the failure of any of the foregoing conditions precedent, the party benefitted by such failed condition shall have the option to (a) waive such condition precedent and proceed to Closing, or (b) terminate this Agreement by sending written notice to the party, on or before the date of Closing, in which event the Earnest Money shall be returned to Purchaser.

                                  ARTICLE VII

                                     DEFAULT

        7.1 DEFAULT BY PURCHASER. In the event that Purchaser fails to consummate this Agreement for any reason, except Seller's default or the permitted termination of this Agreement by either Seller or Purchaser as herein expressly provided, Seller shall be entitled, as its sole and exclusive remedy, to terminate this Agreement and receive the Earnest Money as liquidated damages for the breach of this Agreement, it being agreed between the parties hereto that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Earnest Money is a reasonable estimate thereof. In the event that Purchaser closes under this Agreement and then fails to fully and timely perform any of its other obligations under this Agreement that survive or are performable after the Closing, Seller may seek all remedies available at law or in equity.

        7.2 DEFAULT BY SELLER. In the event that Seller fails to consummate this Agreement for any reason, except Purchaser's default or the permitted termination of this Agreement by Seller or Purchaser as herein expressly provided, Purchaser shall be entitled, as its exclusive remedies, either (i) to terminate this Agreement by giving written notice thereof to Seller, whereupon neither party shall have any further rights or obligations under this Agreement and the Earnest Money shall be returned to Purchaser, or (ii) to enforce specific performance of Seller's obligations under this Agreement; provided, however, if Seller's default is such that specific performance cannot be granted as a judicial remedy, then Purchaser may seek any and all other remedies available at law or in equity. In the event Purchaser closes under this Agreement and then Seller fails to fully perform any of its other obligations under this Agreement that survive or are performable after the Closing, Purchaser may seek all remedies available at law or in equity.

                                  ARTICLE VIII

                                  RISK OF LOSS

        8.1 MINOR DAMAGE. In the event of loss or damage to the Property or any portion thereof (the "premises in question") which is not "major" (as hereinafter defined), this Agreement shall remain in full force and effect provided Seller performs any necessary repairs or, at Seller's option, reduces the cash portion of the Purchase Price in an amount equal to the cost of such repairs, Seller thereby retaining all of Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time (but in no event more than thirty (30) days) in order to allow for the completion of such repairs.

        8.2 MAJOR DAMAGE. In the event of a "major" loss or damage, Purchaser may terminate this Agreement by written notice to Seller, in which event the Earnest Money shall be returned to Purchaser. If Purchaser does not send written notice to Seller that Purchaser has elected to proceed with Closing within ten (10) days after Seller sends Purchaser written notice of the occurrence of major loss or damage, then Purchaser shall be deemed to have elected to terminate this Agreement and the Earnest Money shall be returned to Purchaser. If Purchaser sends notice to Seller within such ten (10) day period that Purchaser desires to proceed with Closing, this Agreement shall remain in effect, provided that the Purchase Price shall be reduced by an amount equal to the cost of repairing the Property to its condition prior to the occurrence of the major loss or damage. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser. For purposes of Sections 8.1 and 8.2, "major" loss or damage refers to the following: (i) loss or damage to the Property or any portion thereof such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, in the certified opinion of a mutually acceptable architect, equal to or greater than One Hundred Thousand and No/100 Dollars ($100,000.00), and (ii) any loss due to a condemnation.

                                   ARTICLE IX

                                   COMMISSIONS

        9.1 BROKERAGE COMMISSIONS. Each party agrees that should any claim be made for brokerage commissions or finder's fees by any broker or finder by, through or on account of any acts of said party or its representatives, said party will hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense in connection therewith. The provisions of this paragraph shall survive Closing.

                                   ARTICLE X

                                  MISCELLANEOUS

        10.1 DISCLAIMERS. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT PURCHASER IS PURCHASING THE PROPERTY "AS IS" AND "WHERE IS," AND WITH ALL FAULTS AND THAT SELLER IS MAKING NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE PROPERTY, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT.

        10.2 ASSIGNMENT. Purchaser shall have the right to assign its rights under this Agreement without the consent of Seller.

        10.3 TITLE POLICY OR ABSTRACT. The Texas Real Estate License Act requires written notice to Purchaser that it should have an attorney examine an abstract of title to the property being purchased or obtain a title insurance policy. Notice to that effect is, therefore, hereby given to Purchaser.

        10.4 NOTICES. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) prepaid telegram, telex or telecopy (provided that such telegram, telex or telecopy is confirmed by expedited delivery service or by mail in the manner previously described), sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex or telecopy upon receipt. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

                 IF TO SELLER:         Northpoint Office Partners, L.P.
                                       c/o Ryan Phillips
                                       1800 Valley View Lane, Suite 300
                                       Dallas, Texas 75234
                                       TELECOPY:

                 with a copy to:       Jay LaJone
                                       Bennet, Weston & LaJone, P.C.
                                       1750 Valley View Lane, Suite 120
                                       Dallas, Texas 75234
                                       TELECOPY:

                 IF TO PURCHASER:      Jon Dooley
                                       Behringer Harvard Funds
                                       1323 N. Stemmons Freeway, Suite 200
                                       Dallas, Texas 75207
                                       TELECOPY: (214) 655-1610

                 with a copy to:       Patrick Arnold
                                       Powell & Coleman, L.L.P.
                                       8080 North Central Expressway, Suite 1380
                                       Dallas, Texas 75206
                                       TELECOPY: (214) 373-8768

        10.5 CALCULATION OF TIME PERIODS. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State of Texas, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday.

        10.6 TIME OF ESSENCE. Seller and Purchaser agree that time is of the essence of this Agreement.

        10.7 SUCCESSORS AND ASSIGNS. The terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.

        10.8 ENTIRE AGREEMENT. This Agreement, including the Exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior agreements and understandings between the parties pertaining to such subject matter.

        10.9 FURTHER ASSURANCES. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement.

        10.10 ATTORNEYS' FEES. In the event of any controversy, claim or dispute between the parties affecting or relating to the subject matter or performance of this Agreement, the prevailing party shall be entitled to recover from the nonprevailing party all of its reasonable expenses, including reasonable attorneys' fees.

        10.11 COUNTERPARTS. This Agreement may be executed in several counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement.

        10.12 SEVERABILITY. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

        10.13 APPLICABLE LAW. THIS AGREEMENT IS PERFORMABLE IN DALLAS COUNTY, TEXAS, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATE OF TEXAS. SELLER AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN DALLAS COUNTY, TEXAS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN DALLAS COUNTY, TEXAS. SELLER AND PURCHASER AGREE THAT THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

        10.14 NO THIRD PARTY BENEFICIARY. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

        10.15 EXHIBITS AND SCHEDULES. The following schedules or exhibits attached hereto shall be deemed to be an integral part of this Agreement:

    (a)    EXHIBIT A -   Legal description of the Land
    (b)    EXHIBIT B -   Form of Surveyor's Certificate
    (c)    EXHIBIT C -   Form of Special Warranty Deed
    (d)    EXHIBIT D -   Form of Bill of Sale and Assignment
    (e)    EXHIBIT E -   Form of Assignment and Assumption of Contract
    (f)    EXHIBIT F -   Form of Tenant Notice Letter
    (g)    EXHIBIT G -   FIRPTA Affidavit
    (h)    EXHIBIT H -   Disclosure Items
    (i)    EXHIBIT I -   Form of Tenant Estoppel

        10.16 CAPTIONS. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

        10.17 CONSTRUCTION. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

        10.18 EFFECTIVE DATE. The date of delivery to the Title Company of a fully executed counterpart of this Agreement, as evidenced by the Title Company's notation in the space set forth below, shall be deemed the effective date of this Agreement (the "EFFECTIVE DATE").

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement to be effective as of the Effective Date.

                                       SELLER:

Executed by Seller                     Northpoint Office Partners, L.P.,
this ____ day                          a Texas limited partnership
of June, 2004

                                       By: LBJ Northpoint Investment Corp., its
                                           General Partner

                                       By:    __________________________________
                                       Name:  Ryan Phillips
                                       Title: President

                                       PURCHASER:

                                       BEHRINGER HARVARD MID-TERM VALUE
                                       ENHANCEMENT FUND I LP, a Texas limited
                                       partnership,

Executed by Purchaser                  Behringer Harvard Funds I LP,
this ____ day of                       a Texas limited partnership
June, 2004                             Its General Partner


                                       By:    __________________________________
                                       Name:  __________________________________
                                       Title: __________________________________

                         ACKNOWLEDGMENT BY TITLE COMPANY

        The Title Company hereby agrees to perform its obligations under this Agreement and acknowledges receipt of Earnest Money from Purchaser in the amount of Fifty Thousand and No/100 Dollars ($50,000) on the _____ day of June, 2004, and of a fully executed counterpart of this Agreement on the _____ day of June, 2004, which date shall be deemed the "Effective Date" of this Agreement.

                                       PARTNERS TITLE COMPANY,
                                       a Texas corporation


                                       By:    __________________________________
                                       Name:  __________________________________
                                       Title: __________________________________